Exhibit 3.4

AMENDED AND RESTATED BYLAWS

of

TeraWulf Inc.

(A Delaware Corporation)

TABLE OF CONTENTS

i

Article I

DEFINITIONS

As used in these Bylaws, unless the context otherwise requires, the term:

1.1.              “Board” means the Board of Directors of the Corporation.

1.2.              “Bylaws” means these Amended and Restated Bylaws of the Corporation, as amended from time to time.

1.3.              “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Telluride Holdco, Inc., as amended from time to time including by any Preferred Stock Designation (as defined in the Amended Certificate of Incorporation of Telluride Holdco, Inc. filed with the Office of the Secretary of State of the State of Delaware on the Closing Date).

1.4.              “Chairperson” means the Chairperson of the Board.

1.5.              “Closing Date” means the first such date on which the Corporation has a class of equity securities registered under the Exchange Act and listed or admitted to trading on a national securities exchange following the consummation of the transactions contemplated by that certain Merger Agreement, dated as of June 24, 2021.

1.6.              “Corporation” means TeraWulf Inc.

1.7.              “DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

1.8.              “Directors” means the directors of the Corporation.

1.9.              “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, each as amended from time to time.

1.10.           “law” means any U.S. or non-U.S., federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a governmental authority (including any department, court, agency or official, or non-governmental self-regulatory organization, agency or authority and any political subdivision or instrumentality thereof).

1.11.           “Office of the Corporation” means the principal executive office of the Corporation, the Corporation’s registered office in the State of Delaware or any other offices at any other place or places designated from time to time by the Board as an Office of the Corporation for purposes of these Bylaws.

1.12.           “President” means the President of the Corporation.

1.13.           “Public Disclosure” of any date or other information means disclosure thereof by a press release reported by the Dow Jones News Services, Associated Press or comparable U.S. national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

1.14.           “SEC” means the U.S. Securities and Exchange Commission.

1.15.           “Secretary” means the Secretary of the Corporation.

1.16.           “Stockholders Agreement” means that certain Stockholders Agreement, dated as of July 27, 2021, by and among the Company, Stammtisch Investments LLC (“Stammtisch”) and AOW Investments LLC (“AOW”).

1.17.           “Stockholder Associated Person” means, with respect to any Stockholder, (i) any other beneficial owner of stock of the Corporation that are owned by such Stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Stockholder or such beneficial owner. For purposes of this definition, the terms “controls,” “controlled by” and “under common control with” mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

1.18.           “Stockholders” means the stockholders of the Corporation as set forth on its stock ledger.

1.19.           “Treasurer” means the Treasurer of the Corporation

1.20.           “Vice President” means a Vice President of the Corporation.

Article II

STOCKHOLDERS

2.1.              Place of Meetings. Meetings of Stockholders may be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, as may be designated by the Board from time to time.

2.2.              Annual Meeting.

(a)                 A meeting of Stockholders for the election of Directors and such other business as may be properly brought before the meeting in accordance with these Bylaws shall be held annually at such date and time as may be designated by the Board from time to time.

(b)                At an annual meeting of the Stockholders, only business (other than business relating to the nomination or election of Directors which is governed by Section 3.3) that has been properly brought before the Stockholder meeting in accordance with the procedures set forth in this Section 2.2 shall be conducted. To be properly brought before a meeting of Stockholders, such business must be brought before the meeting (i) by or at the direction of the Board or any committee thereof or (ii) by a Stockholder who (A) was a Stockholder when the notice required by this Section 2.2 is delivered to the Secretary and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the notice and other provisions of this Section 2.2. Subject to Section 2.2(i), and except with respect to the calling of special meetings of Stockholders (which is governed by Section 2.3) and nominations or elections of Directors (which are governed by Section 3.3), Section 2.2(b)(ii) is the exclusive means by which a Stockholder may bring business before an annual meeting of Stockholders (other than or business brought by Stammtisch and any entity that controls, is controlled by or under common control with Stammtisch (other than the Corporation or any company that is controlled by the Corporation) (the “Stammtisch Affiliates”) at any time prior to the date when Stammtisch first ceases to beneficially own in the aggregate (directly or indirectly) at least fifteen percent (15%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Advanced Notice Trigger Date”)). Any business brought before a meeting in accordance with Section 2.2(b)(ii) is referred to as “Stockholder Business.”

(c)                 Subject to Section 2.2(i), at any annual meeting of Stockholders, all proposals of Stockholder Business must be made by timely written notice given by or on behalf of a Stockholder (the “Notice of Business”) and must otherwise be a proper matter for Stockholder action under applicable law. To be timely, the Notice of Business (other than such a notice by Stammtisch prior to the Advance Notice Trigger Date, which may be delivered at any time up to thirty-five (35) days prior to the mailing of the definitive proxy statement pursuant to Section 14(a) of the Exchange Act related to the next annual meeting of stockholders) must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the Secretary, by no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of Stockholders; provided, however, that if (A) the annual meeting of Stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of Stockholders or (B) no annual meeting was held during the prior year, the notice by the Stockholder to be timely must be received (x) no earlier than 30 days before such annual meeting and (y) no later than the tenth day after the day on which the notice of such annual meeting was first made by mail or Public Disclosure; provided, further, that for purposes of the Corporation’s first annual meeting of Stockholders after the Closing Date, the date of the prior year’s annual meeting of Stockholders shall be deemed to be the Closing Date. In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of a Stockholder meeting commence a new time period (or extend any time period) for the giving of the Notice of Business.

(d)                The Notice of Business must set forth:

(i)                  the name and address of each Stockholder proposing Stockholder Business (the “Proponent”), as they appear on the Corporation’s books;

(ii)                the name and address of any Stockholder Associated Person and any Associate (as defined under Rule 12b-2 of the Exchange Act) of an Associated Person;

(iii)              as to each Proponent and any Stockholder Associated Person, (A) the class or series and number of shares of stock directly or indirectly held of record and beneficially by the Proponent or Stockholder Associated Person, (B) the date such shares of stock were acquired, (C) a description of any agreement, arrangement or understanding, direct or indirect, with respect to such Stockholder Business between or among the Proponent, any Stockholder Associated Person or any others (including their names) acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, by the Proponent or any Stockholder Associated Person and that remains in effect, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any Stockholder Associated Person with respect to shares of stock of the Corporation (a “Derivative”), (E) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Proponent or any Stockholder Associated Person has a right to vote any shares of stock of the Corporation (F) any rights to dividends on the stock of the Corporation owned beneficially by the Proponent or any Stockholder Associated Person that are separated or separable from the underlying stock of the Corporation, (G) any proportionate interest in stock of the Corporation or Derivatives held, directly or indirectly, by a general or limited partnership in which the Proponent or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (H) any profit-sharing or any performance-related fees (other than an asset-based fee) that any Proponent or any Stockholder Associated Person is entitled to, based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such notice;

(iv)               all other information that would be required to be filed with the SEC if the Proponents or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act (the information specified in Section 2.2(d)(i) to (iv) is referred to herein as “Stockholder Information”);

(v)                a representation that each Proponent is a Stockholder entitled to vote at the meeting and intends to appear in person or by a qualified representative (as defined in Section 2.2(h)) at the meeting to propose such Stockholder Business;

(vi)               a brief description of the Stockholder Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Bylaws, the language of the proposed amendment) and the reasons for conducting such Stockholder Business at the meeting;

(vii)             any material interest of each Proponent and any Stockholder Associated Person in such Stockholder Business;

(viii)           a representation as to whether the Proponent intends (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such Stockholder Business or (B) otherwise to solicit proxies from Stockholders in support of such Stockholder Business; and

(ix)               a representation and undertaking that the Proponents shall provide all other information and affirmations, updates and supplements required pursuant to these Bylaws.

(e)                 The Proponents shall also provide any other information reasonably requested from time to time by the Corporation within three (3) business days after each such request.

(f)                  In addition, the Proponent shall affirm as true and correct the information provided to the Corporation in the Notice of Business or at the Corporation’s request pursuant to Section 2.2(e) (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting and (ii) the date that is ten (10) business days before the meeting and, if applicable, before reconvening any adjournment or postponement thereof. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the Secretary, by no later than (x) five (5) business days after the applicable date specified in clause (i) of the foregoing sentence (in the case of the affirmation, update and/or supplement required to be made as of those dates), and (y) not later than seven (7) business days before the date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of ten (10) business days before the meeting or reconvening any adjournment or postponement thereof).

(g)                Except to the extent otherwise determined by the Board, the person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.2. Any such business not properly brought before the meeting shall not be transacted.

(h)                Except to the extent otherwise determined by the Board, if the Proponent (or a qualified representative of the Proponent) does not appear at the meeting of Stockholders to present the Stockholder Business, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.2, to be considered a “qualified representative” of the Proponent, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

(i)                  The notice requirements of this Section 2.2 shall be deemed satisfied with respect to shareholder proposals that have been properly brought under Rule 14a-8 of the Exchange Act and that are included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Further, nothing in this Section 2.2 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

2.3.              Special Meetings.

(a)                 Special meetings of Stockholders may be called at any time by, and only by, (i) the Board, (ii) at any time prior to the first date on which Stammtisch and Stammtisch Affiliates cease to beneficially own in the aggregate (directly or indirectly) shares of capital stock entitled to vote generally for the election of directors of the Corporation representing at least fifteen percent (15%) (as adjusted for stock splits, reverse stock splits and similar transactions) of such shares of capital stock owned by Stammtisch and Stammtisch Affiliates as of the Closing Date, by the Chairperson upon written request by Stammtisch delivered in writing to the Board (such a request, a “Stammtisch Request”), or (iii) solely to the extent required by Section 2.3(b), the Secretary. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the Corporation’s notice of the meeting.

(b)                Subject to Section 2.3(d)-(h), a special meeting of Stockholders shall be called by the Secretary upon proper written request or requests (each, a “Meeting Request”) given by or on behalf of one or more Stockholders (each, a “Requesting Stockholder”) who hold at least fifty percent (50%) of the voting power of all outstanding shares of Common Stock (as defined in the Certificate of Incorporation) (the “Required Percent”). The record date for determining Stockholders entitled to request a special meeting shall be the date on which the first Meeting Request for such special meeting was received by the Secretary in the manner required by the preceding sentence.

(c)                 To be in proper form, a Meeting Request shall be signed by the Requesting Stockholder or Requesting Stockholders submitting such Meeting Request, shall be delivered to and received by the Secretary at the Office of the Corporation by hand or by certified or registered mail, return receipt requested, and shall set forth:

(i)                  a statement of the specific purpose or purposes of the meeting and the matters proposed to be acted on at the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of each such Requesting Stockholder;

(ii)                the name and address of each such Requesting Stockholder as it appears on the Corporation’s stock ledger;

(iii)              the number of shares of the Corporation’s Common Stock owned of record and beneficially by each such Requesting Stockholder;

(iv)               as to each such Requesting Stockholder, the Stockholder Information (except that references to the “Proponent” and “Stockholder Business” in Section 2.2(d)(i) to (iv) shall instead refer, respectively, to each “Requesting Stockholder” and “the matters proposed to be acted on at the special meeting” for purposes of this paragraph);

(v)                any material interest of each Requesting Stockholder in the matters proposed to be acted on at the special meeting;

(vi)               a representation as to whether each Requesting Stockholder intends (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the matters proposed to be acted on at the special meeting or (B) otherwise to solicit proxies from Stockholders in support of the matters proposed to be acted on at the special meeting; and

(vii)             a representation that each Requesting Stockholder shall provide all other information and affirmations, updates and supplements required pursuant to these Bylaws.

The requirement set forth in clause (iv) of the immediately preceding sentence shall not apply to (A) any Stockholder, or beneficial owner, as applicable, who has provided a written request solely in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Exchange Act Schedule 14A or (B) any Stockholder that is a broker, bank or custodian (or similar entity) and is acting solely as nominee on behalf of a beneficial owner.

(d)                The Requesting Stockholders shall also provide any other information reasonably requested from time to time by the Corporation within ten (10) business days after each such request.

(e)                 The Requesting Stockholders shall affirm as true and correct the information provided to the Corporation in the Meeting Request or at the Corporation’s request pursuant to Section 2.3(d) (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting, and (ii) the date that is ten (10) business days before the date of the meeting and, if applicable, before reconvening any adjournment or postponement thereof. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the Secretary, by no later than (1) five (5) business days after the applicable date specified in clause (i) of the foregoing sentence (in the case of the affirmation, update and/or supplement required to be made as of those dates), and (2) not later than seven (7) business days before the date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of ten (10) business days before the meeting or reconvening any adjournment or postponement thereof).

(f)                  A Requesting Stockholder may revoke its Meeting Request at any time by written revocation delivered to the Secretary, and if, following such revocation, there are unrevoked Meeting Requests from less than the Required Percent, the Board, in its discretion, may cancel the special meeting of the Stockholders.

(g)                A special meeting requested by Stockholders shall be held at such date, time and place, if any, either within or without the state of Delaware or by means of remote communication, as may be fixed by the Board; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the receipt by the Secretary in the manner required by Section 2.3(c) of Meeting Requests from the Required Percent.

(h)                Notwithstanding anything to the contrary in this Section 2.3:

(i)                  A special meeting requested by Stockholders shall not be held if (A) the Meeting Requests from the Required Percent do not comply with these Bylaws or the Certificate of Incorporation; (B) the action relates to an item of business that is not a proper subject for stockholder action under applicable law; (C) the Meeting Request is received by the Secretary during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of Stockholders and ending on the date of adjournment of the next annual meeting of Stockholders (provided, that, for purposes of the Corporation’s first annual meeting of Stockholders after the Closing Date, the date of the immediately preceding annual meeting of Stockholders shall be deemed to be the Closing Date); (D) an identical or substantially similar item of business, as determined in good faith by the Board, was presented at a meeting of Stockholders held not more than ninety (90) days before the Meeting Requests from the Required Percent are received by the Secretary; or (E) the Meeting Requests from the Required Percent were made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; and

(ii)                Nothing herein shall prohibit the Board from including in the Corporation’s notice of any special meeting of Stockholders called by the Secretary additional matters to be submitted to the Stockholders at such meeting not included in the Meeting Request(s) in respect of such meeting.

2.4.              Record Date.

(a)                 For the purpose of determining the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date (the “Notice Record Date”), which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than sixty (60) or less than ten (10) days before the date of such meeting. The Notice Record Date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such Notice Record Date, that a later date on or before the date of the meeting shall be the date for making such determination (the “Voting Record Date”). For the purposes of determining the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than sixty (60) days prior to such action.

(b)                If no such record date is fixed by the Board:

(i)                  The record date for determining Stockholders entitled to notice of and to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

(ii)                The record date for the purposes of determining the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c)                 When a determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof, unless the Board fixes a new Voting Record Date for the adjourned meeting, in which case the Board shall also fix such Voting Record Date or a date earlier than such date as the new Notice Record Date for the adjourned meeting.

2.5.              Notice of Meetings of Stockholders. Whenever under the provisions of applicable law, the Certificate of Incorporation or these Bylaws Stockholders are required or permitted to take any action at a meeting, a notice of the meeting in the form of a writing or electronic transmission shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the Notice Record Date and the Voting Record Date, if such date is different from the Notice Record Date, and, in the case of a special meeting, the purposes for which the meeting is called. Unless otherwise provided by these Bylaws or applicable law, notice of any meeting shall be given, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Stockholder entitled to vote at such meeting as of the Notice Record Date. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation. If given by electronic mail, such notice shall be deemed to be given when directed to such Stockholder’s electronic mail address unless the Stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited pursuant to the terms of the DGCL. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. An affidavit of the Secretary or the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. Any business that might have been transacted at the meeting as originally called may be transacted at the adjourned meeting. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new Notice Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote at the meeting. If after the adjournment a new Voting Record Date is fixed for the adjourned meeting, the Board shall fix a new Notice Record Date in accordance with Section 2.4(c) and shall give notice of such adjourned meeting to each Stockholder entitled to vote at such meeting as of the Notice Record Date.

2.6.              Waivers of Notice. Whenever the giving of any notice to Stockholders is required by applicable law, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the Stockholder entitled to notice, or a waiver by electronic transmission by such Stockholder, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Stockholders need be specified in any waiver of notice.

2.7.              List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete, alphabetical list of the Stockholders entitled to vote at the meeting, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list may be examined by any Stockholder, at the Stockholder’s expense, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network or other electronic means as permitted by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection as provided by applicable law. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the list of Stockholders or to vote in person or by proxy at any meeting of Stockholders.

2.8.              Quorum of Stockholders; Adjournment in the Absence of a Quorum. At each meeting of Stockholders, the presence, in person or represented by proxy, of the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at the meeting of Stockholders shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by one or more classes or series of stock voting as a separate class, the holders of a majority of the voting power of the shares of such classes or series shall constitute a quorum of such separate class for the transaction of such business. In the absence of a quorum, the person presiding over the meeting in accordance with Section 2.11 or, in the absence of such person, the holders of a majority of the voting power of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, may adjourn such meeting to another time or place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. The Stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

2.9.              Voting; Proxies.

(a)                 At any meeting of Stockholders, all matters other than the election of directors, and except as otherwise provided by the Certificate of Incorporation, these Bylaws or any applicable law, shall be decided by the affirmative vote of a majority of the voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. At all meetings of Stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect each Director.

(b)                Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for such Stockholder by proxy but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new duly authorized proxy bearing a later date.

2.10.           Voting Procedures and Inspectors at Meetings of Stockholders. The Board, in advance of any meeting of Stockholders, shall appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxy, vote or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

2.11.           Conduct of Meetings; Adjournment After Establishing a Quorum. The Board may adopt such rules and procedures for the conduct of Stockholder meetings as it deems appropriate. At each meeting of Stockholders, the President or, in the absence of the President, the Chairperson or, if the Chairperson is absent, any officer of the Corporation designated by the Board shall preside over the meeting. Except to the extent inconsistent with the rules and procedures as adopted by the Board, the person presiding over the meeting of Stockholders shall have the right and authority to convene, adjourn and reconvene the meeting from time to time, to prescribe such additional rules and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules and procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to Stockholders, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof and (e) limitations on the time allotted to questions or comments by participants. Subject to any prior, contrary determination by the Board, the person presiding over any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine and declare to the meeting that a matter or business was not properly brought before the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary shall act as secretary of the meeting. If none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board and, if the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

Article III

DIRECTORS

3.1.              General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

3.2.              Number; Term of Office. The Board shall consist of not less than three (3) nor more than ten (10) members, the number thereof to be determined in accordance with the Certificate of Incorporation. Subject to obtaining any required stockholder votes or consents under the Stockholders Agreement (as long as such agreement is in effect), each Director shall hold office until a successor is duly elected and qualified or until the Director’s earlier death, resignation, disqualification or removal.

3.3.              Nominations of Directors.

(a)                 Subject to Section 3.3(k) and obtaining any required stockholder votes or consents under the Stockholders Agreement and except as otherwise provided by the Stockholders Agreement, only persons who are nominated in accordance with the procedures set forth in this Section 3.3 are qualified for election as Directors.

(b)                Nominations of persons for election to the Board may only be made at a meeting properly called for the election of Directors and only (i) by or at the direction of the Board or any committee thereof or (ii) by a Stockholder who (A) was a Stockholder when the notice required by this Section 3.3 is delivered to the Secretary and at the time of the meeting, (B) is entitled to vote for the election of Directors at the meeting and (C) complies with the notice and other provisions of this Section 3.3 or (D) in accordance with the Stockholders Agreement. Subject to Section 3.3(k) and obtaining any required votes or consents under the Stockholders Agreement, Section 3.3(b)(ii) is the exclusive means by which a Stockholder may nominate a person for election to the Board. Persons nominated in accordance with Section 3.3(b)(ii) are referred to as “Stockholder Nominees.” A Stockholder nominating persons for election to the Board is referred to as the “Nominating Stockholder.”

(c)                 Subject to Section 3.3(k) and obtaining any required stockholder votes or consents under the Stockholders Agreement, all nominations of Stockholder Nominees must be made by timely written notice given by or on behalf of a Stockholder (the “Notice of Nomination”). To be timely, the Notice of Nomination (other than such a notice by Stammtisch prior to the Advance Notice Trigger Date, which may be delivered at any time up to thirty-five (35) days prior to the next annual meeting of stockholders) must be delivered personally or mailed to and received at the Office of the Corporation, addressed to the attention of the Secretary, by the following dates:

(i)                  in the case of the nomination of a Stockholder Nominee for election to the Board at an annual meeting of Stockholders (other than such a nomination by Stammtisch prior to the Advance Notice Trigger Date, which may be made pursuant to a Notice of Nomination delivered at any time up to thirty-five (35) days prior to the next annual meeting of stockholders), no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of Stockholders; provided, however, that if (A) the annual meeting of Stockholders is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from the first anniversary of the prior year’s annual meeting of Stockholders or (B) no annual meeting was held during the prior year, the notice by the Stockholder to be timely must be received (1) no earlier than 30 days before such annual meeting and (2) no later than the tenth day after the day on which the notice of such annual meeting was first made by mail or Public Disclosure; provided, further, that for purposes of the Corporation’s first annual meeting of Stockholders after the Closing Date, the date of the prior year’s annual meeting of Stockholders shall be deemed to be the Closing Date; and

(ii)                in the case of the nomination of a Stockholder Nominee for election to the Board at a special meeting of Stockholders (other than such a nomination by Stammtisch prior to the Advance Notice Trigger Date, which may be made by a Notice of Nomination delivered at any time up to the later of (i) thirty-five (35) days prior to the special meeting of stockholders and (ii) the tenth (10th) day following the day on which the notice of such special meeting and the nominees proposed by the Board of Directors to be elected at such meeting was made by Public Disclosure), no earlier than 30 days before and no later than the tenth (10th) day after the day on which the notice of such special meeting was first made by mail or Public Disclosure.

(d)                Notwithstanding anything to the contrary, if the number of Directors to be elected to the Board at a meeting of Stockholders is increased and there is no Public Disclosure by the Corporation naming the nominees for the additional directorships or specifying the increased size of the Board at least ten (10) days before the first anniversary of the preceding year’s annual meeting (in the case of an annual meeting) or before such special meeting (in the case of a special meeting), a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered personally and received at the Office of the Corporation, addressed to the attention of the Secretary, no later than the close of business on the tenth (10th) day following the day on which such Public Disclosure is first made by the Corporation.

(e)                 In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination.

(f)                  The Notice of Nomination shall set forth:

(i)                  the Stockholder Information with respect to each Nominating Stockholder and Stockholder Associated Person (except that references to the “Proponent” in Section 2.2(d)(i)-(iv) shall instead refer to the “Nominating Stockholder,” and the disclosure required by Section 2.2(d)(iii)(C) may be omitted, for purposes of this Section 3.3(f)(i));

(ii)                a representation that each Nominating Stockholder is a Stockholder entitled to vote at the meeting and intends to appear in person or by a qualified representative (as defined in Section 3.3(j)) at the meeting to propose such nomination;

(iii)               all information regarding each Stockholder Nominee and Stockholder Associated Person that would be required to be disclosed in a solicitation of proxies subject to Section 14 of the Exchange Act, the written consent of each Stockholder Nominee to being named in a proxy statement as a nominee and to serve if elected and a completed signed questionnaire, representation and agreement required by Section 3.4;

(iv)               a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a Nominating Stockholder, Stockholder Associated Person or their respective associates, or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Nominating Stockholder, Stockholder Associated Person or any person acting in concert therewith were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive of such registrant;

(v)                a representation as to whether the Nominating Stockholders intend (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination or (B) otherwise to solicit proxies from stockholders in support of such nomination; and

(vi)               a representation that the Nominating Stockholders shall provide all other information and affirmations, updates and supplements required pursuant to these Bylaws.

(g)                The Nominating Stockholders shall also provide any other information reasonably requested from time to time by the Corporation within ten (10) business days after each such request.

(h)                The Nominating Stockholder shall affirm as true and correct the information provided to the Corporation in the Notice of Nomination or at the Corporation’s request pursuant to Section 3.3(g) (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting, and (ii) the date that is ten (10) business days before the date of the meeting and, if applicable, before reconvening any adjournment or postponement thereof. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the Secretary, by no later than (1) five (5) business days after the applicable date specified in clause (i) of the foregoing sentence (in the case of the affirmation, update and/or supplement required to be made as of those dates), and (2) seven (7) business days before the date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of ten (10) business days before the meeting or reconvening any adjournment or postponement thereof).

(i)                 The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was not made in accordance with the procedures set forth in this Section 3.3. Any such defective nomination shall be disregarded.

(j)                 If the Nominating Stockholder (or a qualified representative of the Nominating Stockholder) does not appear at the applicable Stockholder meeting to nominate the Stockholder Nominees, such nomination shall be disregarded and such Stockholder Nominees shall not be qualified for election as Directors, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.3, to be considered a “qualified representative” of the Nominating Stockholder, a person must be a duly authorized officer, manager or partner of such Nominating Stockholder or must be authorized by a writing executed by such Nominating Stockholder or an electronic transmission delivered by such Nominating Stockholder to act for such Nominating Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

(k)                Nothing in this Section 3.3 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

3.4.              Nominee Qualifications. Except for nominees nominated in accordance with the Stockholders Agreement and as otherwise provided by the Stockholders Agreement (as long as, in each case, such agreement is in effect), to be qualified to be a nominee for election or reelection as a Director, the nominee must deliver (in accordance with the time periods prescribed for delivery of a Notice of Nomination under Section 3.3 (in the case of a Stockholder Nominee) or upon request of the Secretary from time to time (in the case of a person nominated by or at the direction of the Board or any committee thereof)) to the Secretary at the Office of the Corporation:

(a)                a completed and signed written questionnaire (in the form provided by the Secretary) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made;

(b)                information as necessary to permit the Board to determine if such nominee (i) is independent under the applicable rules and listing standards of the principal national securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the SEC or any other regulatory body with jurisdiction over the Corporation, or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Directors and Board committee members, (ii) is not or has not been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended from time to time, or (iii) is not a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten (10) years ((i) through (iii) collectively, the “Independence Standards”);

(c)                a written representation and agreement (in the form provided by the Secretary) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person will act or vote as a Director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a Director under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Corporation, (iii) will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of the Corporation that are applicable to Directors and (iv) currently intends to serve as a Director for the full term for which he or she is standing for election; and

(d)                such person’s written consent to being named as a nominee for election as a Director and to serving as a Director if elected.

The Secretary shall provide any Stockholder the forms of the written questionnaire, representation and agreement referred to in this Section 3.4 upon written request therefor.

3.5.              Newly Created Directorships and Vacancies. Subject to the rights of holders of any series of Preferred Stock to elect Directors under specific circumstances as set forth in any Preferred Stock Designation, any newly created directorships resulting from an increase in the authorized number of Directors and any vacancies occurring in the Board may be filled solely by a majority of the Directors then in office, although less than a quorum, or a sole remaining Director. A Director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the Director whom he or she has replaced, a successor is elected and qualified or the Director’s earlier death, resignation, disqualification or removal. Subject to the rights of Stammtisch set forth in Section 3.7 and any votes or consents required pursuant to the Stockholders Agreement, when one or more Directors shall resign, effective at a future time, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this Section 3.5 in the filling of other vacancies.

3.6.              Resignation. Any Director may resign at any time by notice given in writing or by electronic transmission to the Board, the Chairperson or the Secretary. Such resignation shall take effect at the time of receipt of such notice or at such later time, or such later time determined upon the happening of an event, as is therein specified.

3.7.              Chairperson. The Board may elect a Chairperson. Notwithstanding the foregoing, for so long as Stammtisch beneficially owns in the aggregate (directly or indirectly) at least fifteen percent (15%) or more of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, the Chairperson may be designated by a majority of the directors nominated or designated for nomination by Stammtisch, provided, that the Chairperson shall initially be Paul Prager. The Chairperson must be a director and may an officer of the Corporation. Subject to the provisions of these Bylaws and the direction of the Board, the Chairperson shall perform all duties and have all powers which are commonly incident to the position of Chairperson or which are delegated to him or her by the Board, preside at all meetings of stockholders Board of Directors at which he or she is present and have such powers and perform such duties as the Board may from time to time prescribe. If the Chairperson is not present at a meeting of the Board, the Chairperson’s designee shall preside at such meeting, or if the Chairperson has made no such designation or if the designee is not present at such meeting, a majority of the directors present at such meeting shall elect one of the directors present to so preside.

3.8.              Regular Meetings and Special Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board and publicized among all Directors. Special meetings of the Board may be held at such times and at such places, if any, as may be determined by (i) the Chairperson, (ii) the Secretary upon the written request of a majority of the Directors then in office, (iii) prior to the first date on which Stammtisch and Stammtisch Affiliates first cease to beneficially own in the aggregate (directly or indirectly) shares of Common Stock representing at least fifteen percent (15%) of the issued and outstanding capital stock of the Corporation entitled to vote generally on the election of directors, and if the Board then includes a director nominated or designated for nomination by Stammtisch, by any director nominated or designated by Stammtisch, or (iv) after the first date on which Stammtisch and Stammtisch Affiliates first cease to beneficially own in the aggregate (directly or indirectly) shares of capital stock of the Corporation representing at least fifteen percent (15%) of the issued and outstanding capital stock of the Corporation then entitled to vote for the election of directors, by written request of any two directors, and in each case shall be held at a place, if any, on the date and time as he, she or they shall fix, in each case, on at least twenty-four (24) hours’ notice to each Director given by one of the means specified in Section 3.11 other than by mail or on at least three days’ notice if given by mail. Any and all business may be transacted at a special meeting of the Board..

3.9.              Telephone Meetings. Board or Board committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by a Director in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.

3.10.           Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least twenty-four (24) hours’ notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment; provided, however, that notice of the adjourned meeting need not be given if (a) the adjournment is for twenty-four (24) hours or less and (b) the time, place, if any, and means of remote communication, if any, are announced at the meeting at which the adjournment is taken. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.11.           Notice Procedure. Subject to Sections 3.10 and 3.12, whenever notice is required to be given to any Director by applicable law, the Certificate of Incorporation or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, telecopy or by electronic mail or other means of electronic transmission. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting.

3.12.           Waiver of Notice. Whenever the giving of any notice to Directors is required by applicable law, the Certificate of Incorporation or these Bylaws, a written waiver signed by the Director, or a waiver by electronic transmission by such Director, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board or committee meeting need be specified in any waiver of notice.

3.13.           Organization. At each meeting of the Board, the Chairperson or, in his or her absence, another Director selected by the Board shall preside. The Secretary shall act as secretary at each meeting of the Board. If the Secretary is absent from any meeting of the Board, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.14.           Quorum of Directors. The presence of a majority of the total number of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board; provided, however, that in no case shall a quorum consist of less than one-third of the total number of Directors that the Corporation would have if there were no vacancies on the Board. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may, to the fullest extent permitted by law, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.15.           Action by Majority Vote. Unless a different vote is required by express provision of an applicable law, the Certificate of Incorporation or these Bylaws, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board.

3.16.           Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee.

3.17.           Compensation. The Board shall have authority to fix the compensation, including fees and expenses and equity compensation, of Directors for services to the Corporation in any capacity, including for attendance of meetings of the Board or participation on any committees of the Board. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation.

3.18.           Reliance on Books and Records. A member of the Board, or a member of any committee designated by the Board shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Article IV

COMMITTEES OF THE BOARD

The Board may designate one or more committees in accordance with Section 141(c) of the DGCL. Unless the Board provides otherwise, at all meetings of such committee, a majority of the then authorized number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article III.

Article V

OFFICERS

5.1.              Positions; Election. The offices of the Corporation shall include a Chairperson, a President, a Secretary, a Treasurer, Vice Presidents and any other officers as the Board may elect from time to time, who shall exercise such powers and perform such duties as shall be determined by the Board from time to time. Any number of offices may be held by the same person.

5.2.              Term of Office. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time of receipt of such notice or at such later time, or at such later time determined upon the happening of an event, as is therein specified. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer may be removed at any time with or without cause by the Board. Any vacancy occurring in any office of the Corporation may be filled by the Board. The election or appointment of an officer shall not of itself create contract rights, and any resignation or removal of an officer shall be without prejudice to the contract rights, if any, of such officer, the Corporation or any other person.

5.3.              President. The President shall have general supervision over the business of the Corporation and other duties incident to the office of President, and any other duties as may from time to time be assigned to the President by the Board and subject to the control of the Board in each case. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.

5.4.              Secretary. The Secretary shall attend all meetings of the Board and of the Stockholders, record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose and perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and all meetings of the Stockholders and perform such other duties as may be prescribed by the Board or by the President.

5.5.              Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board or the President.

5.6.              Vice Presidents. The Corporation may have one or more Vice Presidents who shall have the responsibilities and duties assigned to such Vice President from time to time by the Board or the President.

5.7.              Actions with Respect to Securities of Other Entities. All stock and other securities of other entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted (including by written consent), and all proxies with respect thereto shall be executed, by the person or persons authorized to do so by resolution of the Board or, in the absence of such authorization, by the Chairperson, the President or the Secretary.

Article VI

INDEMNIFICATION

6.1.              Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (except for judgments, fines and amounts paid in settlement in any action or suit by or in the right of the Corporation to procure a judgment in its favor) actually and reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

6.2.              Prepayment of Expenses. To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

6.3.              Claims. If a claim for indemnification or advancement of expenses under this Article VI is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

6.4.              Nonexclusivity of Rights.

(a)                 The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of these Bylaws, the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise.

(b)                As between the Corporation and any other person or entity (other than an entity directly or indirectly controlled by the Corporation) who provides indemnification to any Covered Persons for their service to, or on behalf of, the Corporation (collectively, the “secondary indemnitors”), the Corporation: (i) shall be the full indemnitor of first resort in respect of indemnification or advancement of expenses in connection with any jointly indemnifiable claims (as defined below), pursuant to and in accordance with the terms of this Article VI, irrespective of any right of indemnification, advancement of expenses or other right of recovery any Covered Person may have from any secondary indemnitor or any right to insurance coverage that any Covered Person may have under any insurance policy issued to any secondary indemnitor (i.e., the Corporation’s obligations to those Covered Persons are primary and any obligation of any secondary indemnitor, or any insurer of any secondary indemnitor, to advance expenses or to provide indemnification or insurance coverage for the same loss or liability incurred by those indemnitees is secondary to the Corporation’s obligations); (ii) shall be required to advance the full amount of expenses incurred by any such Covered Person and shall be liable for the full amount of all liability and loss suffered by the indemnitee (including, but not limited to, expenses (including, but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with the proceeding), without regard to any rights any such indemnitee may have against any secondary indemnitor or against any insurance carrier providing insurance coverage to that Covered Person under any insurance policy issued to a secondary indemnitor; and (iii) irrevocably waives, relinquishes and releases each secondary indemnitor from any and all claims against that secondary indemnitor for contribution, subrogation or any other recovery of any kind in respect those claims.

6.5.              Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other entity or enterprise.

6.6.              Amendment or Repeal. Any amendment or repeal of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal.

6.7.              Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Article VII

EXCLUSIVE FORUM

7.1.              Exclusive Forum for Internal Corporate Claims. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware).)

7.2.              Exclusive Forum for Securities Act Claims. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Article VIII

GENERAL PROVISIONS

8.1.              Certificates Representing Shares. The shares of stock of the Corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. If shares are represented by certificates (if any) such certificates shall be in the form approved by the Board. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

8.2.              Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such shares shall be canceled, issuance of new equivalent uncertificated shares or certificated shares shall be recorded on the books and records of the Corporation. The Board shall have authority to make such rules and regulations not inconsistent with law, the Certificate of Incorporation or these Bylaws, as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and of uncertificated shares.

8.3.              Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

8.4.              Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as enacted in the State of Delaware, 6 Del. C. §§8-101 et seq.  The Corporation shall convert any records so kept into clearly legible paper form upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL.

8.5.              Seal. The Corporation may have a corporate seal, which shall be in such form as may be approved from time to time by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

8.6.              Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

8.7.              Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used unless otherwise specified, the day of the doing of the act shall be excluded, and the day of the event shall be included.

8.8.              Amendments. Subject to any votes or consents required under the Stockholders Agreement or Certificate of Incorporation, these Bylaws may be amended or repealed and new Bylaws may be adopted by the Board; provided, however, that for so long as Stammtisch beneficially owns at least fifteen percent (15%) in the aggregate of the issued and outstanding voting securities of the Corporation, the provisions of Sections 2.2, 2.3, 3.7 hereof and this Section 8.8 may not be amended without prior written consent of Stammtisch.

8.9.              Conflict with Applicable Law, Certificate of Incorporation or Stockholders Agreement. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation and Stockholders Agreement. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation or Stockholders Agreement, such conflict shall be resolved in favor of such law or the Stockholders Agreement and Certificate of Incorporation.